UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2008

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York		11714
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.        Financial Statement and Exhibits

(a) Financial Statements of Business Acquired – (b) Pro Forma Financial Information

On July 29, 2008, CSC Holdings, Inc., a wholly-owned subsidiary of Cablevision Systems Corporation (the “Company”) and Tribune Company completed a series of transactions contemplated by the Formation Agreement, dated May 11, 2008 (“Formation Agreement”), to form Newsday Holdings LLC and Newsday LLC, new limited liability companies that operate the Company’s newspaper publishing business.  The newspaper publishing business (“Newsday Media Group”) includes the Newsday daily newspaper which is primarily distributed on Long Island, New York and in the New York metropolitan area.  The Newsday Media Group also includes (i) amNew York, a free daily newspaper distributed in New York City; (ii) Star Community Publishing Group which is the publisher of the Northeast’s largest shopper publication, the Pennysaver; (iii) Island Publications which produces targeted lifestyle magazines, selected tourism and business to business publications; and (iv) online websites including Newsday.com and ExploreLI.com.

On the closing date, Tribune Company, directly and through its subsidiaries, contributed substantially all of the assets and liabilities of the Newsday Media Group to Newsday LLC, a wholly-owned subsidiary of Newsday Holdings, LLC, and CSC Holdings, through its subsidiary NMG Holdings, Inc., contributed approximately $682 million aggregate principal amount of newly-issued 8% senior notes due 2012 of Cablevision with an approximate fair market value of $650 million on the contribution date to Newsday Holdings LLC.  Also, on July 29, 2008, Newsday LLC borrowed $650 million under its new senior secured credit facility and distributed cash of $612 million on behalf of Newsday Holdings LLC to Tribune Company in connection with Tribune’s contribution of the net assets of the Newsday Media Group and $18 million for prepaid rent from the proceeds of that financing.  The remaining $20 million will be used by Newsday LLC for working capital purposes.  In addition, CSC Holdings provided $35 million in additional funds to Newsday LLC to pay certain transaction costs.  As a result of these transactions, CSC Holdings, through its subsidiary NMG Holdings, Inc., owns approximately 97.2% of the equity in Newsday Holdings LLC and Tribune Company, through a wholly-owned subsidiary, owns approximately 2.8% of the equity in Newsday Holdings LLC.

The required financial statements and pro forma financial information are included herein as set forth in Exhibits 99.1 and 99.2, and 99.3 hereto.

(d) See the Index to Exhibits on page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/s/ Wm. Keith Harper

	Name:	Wm. Keith Harper
	Title:	Senior Vice President and Controller and Principal Accounting Officer

Dated: October 10, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)

By:	/s/ Wm. Keith Harper

	Name:	Wm. Keith Harper
	Title:	Senior Vice President and Controller and Principal Accounting Officer

Dated: October 10, 2008

INDEX TO EXHIBITS

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Combined Financial Statements of Newsday Media Group as of December 30, 2007 and December 31, 2006 and for each of the three fiscal years in the period ended December 30, 2007.

99.2	Condensed Combined Financial Statements of Newsday Media Group as of June 29, 2008 and December 30, 2007 and for the first halves ended June 29, 2008 and July 1, 2007 (Unaudited)

99.3

Unaudited pro forma condensed consolidated balance sheets at June 30, 2008 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008 of Cablevision Systems Corporation and CSC Holdings, Inc.